N-SAR Item 77Q(3) Exhibit

     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:





     Evergreen Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      266,205  0.05             11,829,185        12.72


     Class B      0                 0                3,245,809         11.82


     Class C      0                 0                315,680  11.80


     Class I      1,309,890         0.10             5,967,702         13.06





     Evergreen Foundation Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      689,316  0.03             22,802,457        17.07


     Class B      326,275  0.01             12,159,801        16.98


     Class C        82,361 0.01                4,182,290      16.97


     Class I        24,322 0.04                11,219,082     17.07














     Evergreen Blue Chip Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      788,221  0.11             7,123,882         25.32


     Class B      0                 0.00             5,709,404         24.06


     Class C      0                 0.00                309,346        24.12


     Class I       20,464           0.23                86,041         25.38